Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned Directors of MoneyMart Assets, Inc. hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn C. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the following four reorganizations and to file the same, with all exhibits thereto, with the Securities and Exchange Commission:

Signature	Title	Date

/s/ Judy A. Rice	President	July 21, 2008
Judy A. Rice	(Principal Executive Officer)

/s/ Grace C. Torres	Treasurer	July 21, 2008
Grace C. Torres	(Principal Financial and Accounting Officer)

/s/ David E.A. Carson	Director	July 21, 2008
David E.A. Carson

/s/ Robert E. La Blanc	Director	July 21, 2008
Robert E. La Blanc

/s/ Robert F. Gunia	Director	July 21, 2008
Robert F. Gunia

/s/ Robin B. Smith	Director	July 21, 2008
Robin B. Smith

/s/ Stephen G. Stoneburn	Director	July 21, 2008
Stephen G. Stoneburn